                                                                    EXHIBIT 99.A

                             MCS VOTING AGREEMENT

     THIS MCS VOTING AGREEMENT (this "Agreement") is made and entered into as of February 26, 2000, among NetIQ Corp., a Delaware corporation ("NetIQ"), and the undersigned stockholder (the "Stockholder") of Mission Critical Software Inc., a Delaware corporation ("MCS").

                                   RECITALS
                                   --------

     A. MCS and NetIQ have entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), which provides for the merger (the "Merger") of a subsidiary of NetIQ with and into MCS. Pursuant to the Merger, all outstanding capital stock of MCS shall be converted into the right to receive NetIQ Common Stock, as set forth in the Merger Agreement;

     B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of MCS and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

     C. In consideration of the execution of the Merger Agreement by NetIQ, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of MCS over which Stockholder has voting power so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1.   Certain Definitions.  Capitalized terms not defined herein shall have
          -------------------
the meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

          (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to
Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

          (b) "Person" shall mean any (i) individual, (ii) corporation, limited liability MCS, partnership or other entity, or (iii) governmental authority.

          (c) "Shares" shall mean: (i) all securities of MCS (including all shares of MCS Common Stock and all options, warrants and other rights to acquire shares of MCS Common Stock) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of MCS (including all additional shares of MCS Common Stock and all additional options, warrants and other rights to acquire shares of MCS Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

          (d) "Transfer." A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

     2.   Transfer of Shares.
          ------------------

          (a)  Transferee of Shares to be Bound by this Agreement.  Stockholder
               --------------------------------------------------
agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as NetIQ may reasonably request); and (b)
   ---------
agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

          (b)  Transfer of Voting Rights.  Stockholder agrees that, during the
               -------------------------
period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

     3.   Agreement to Vote Shares.  At every meeting of the stockholders of MCS
          ------------------------
called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of MCS, Stockholder (in his or her capacity as such) shall cause the Shares to be voted (a) in favor of the Merger and the Merger Agreement (the "MCS Approval Matters"), (b) in favor of any matter that could reasonably be expected to facilitate the MCS Approval Matters and (c) in such manner as NetIQ may direct with respect to all other proposals submitted to the stockholders of NetIQ which, directly or indirectly, in any way relates to the MCS Approval Matters.

     4.   Irrevocable Proxy.  Concurrently with the execution of this Agreement,
          -----------------
Stockholder agrees to deliver to NetIQ a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent
---------
permissible by law, with respect to the Shares.

     5.   Representations and Warranties of the Stockholder.  Stockholder (i) is
          -------------------------------------------------
the beneficial owner of the shares of MCS Common Stock indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not beneficially own any securities of MCS other than the shares of MCS Common Stock and options and warrants to purchase shares of Common Stock of MCS indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

     6.   Additional Documents.  Stockholder (in his or her capacity as such)
          --------------------
hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of NetIQ, to carry out the intent of this Agreement.

     7.   Termination.  This Agreement shall terminate and shall have no further
          -----------
force or effect as of the Expiration Date.

     8.   Miscellaneous.
          -------------

          (a)  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (b)  Binding Effect and Assignment.  This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          (c)  Amendments and Modification.  This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (d)  Specific Performance; Injunctive Relief.  The parties hereto
               ---------------------------------------
acknowledge that NetIQ shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to NetIQ upon any such violation, NetIQ shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to NetIQ at law or in equity.

          (e)  Notices.  All notices and other communications pursuant to this
               -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):


          If to NetIQ:        NetIQ Corp.
                              5410 Betsy Ross Drive
                              Santa Clara, California 95054
                              Facsimile: (408) 330-0959
                              Attention: Chief Executive Officer

          With copies to:     Wilson Sonsini Goodrich & Rosati,
                              Professional Corporation
                              650 Page Mill Road
                              Palo Alto, California 94304-1050
                              Attention:   Larry W. Sonsini, Esq.
                                           Thomas C. DeFilipps, Esq.
                              Facsimile:  (650) 493-6811

          and to:             Wilson Sonsini Goodrich & Rosati
                              Professional Corporation
                              Spear Street Tower
                              One Market
                              San Francisco, California 94105
                              Attention:  Steve L. Camahort, Esq.
                              Facsimile:  (415) 947-2099

          If to Stockholder:  To the address for notice set forth on the signature page hereof.

          (f)  Governing Law.  This Agreement shall be governed by the laws of
               -------------
the State of Delaware, without reference to rules of conflicts of law.

          (g)  Entire Agreement.  This Agreement and the Proxy contain the
               ----------------
entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

          (h)  Officers and Directors.  To the extent that Stockholder is or
               ----------------------
becomes (during the term hereof) a director or officer of MCS, he or she makes no agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to Stockholder by virtue of, any actions taken by Stockholder in his or her capacity as an officer or director of MCS in exercising its rights under the Merger Agreement.

          (i)  Effect of Headings.  The section headings are for convenience
               ------------------
only and shall not affect the construction or interpretation of this Agreement.

          (j)  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         [The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written. The undersigned is executing this Agreement only in its capacity as a stockholder. Such signature in no way affects its obligations as an officer or director of MCS.


NETIQ CORP.                              STOCKHOLDER


By:__________________________________   By:__________________________________
                                            Signature

Name:________________________________   Name:________________________________

Title:_______________________________   Title:_______________________________

                                        _____________________________________

                                        _____________________________________
                                        Print Address

                                        _____________________________________
                                        Telephone

                                        _____________________________________
                                        Facsimile No.

                                        Share beneficially owned:

                                        ____________ shares of MCS Common Stock

                                        ____________ shares of MCS Common Stock
                                        issuable upon exercise of outstanding
                                        options or warrants

                      [Signature Page to Voting Agreement]

                                   Exhibit A

                               IRREVOCABLE PROXY

     The undersigned stockholder of Mission Critical Software Inc., a Delaware corporation ("MCS"), hereby irrevocably (to the fullest extent permitted by law) appoints Michael Bennett and Stephen E. Odom and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of MCS that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of MCS issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of MCS as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among NetIQ Corp., a Delaware corporation ("NetIQ"), and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of NetIQ entering into that certain Agreement and Plan of Merger (the "Merger Agreement"), by and between NetIQ, a subsidiary of NetIQ ("Merger Sub") and MCS. The Merger Agreement provides for the merger of Merger Sub with and into MCS in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of MCS and in every written consent in lieu of such meeting (a) in favor of the Merger and the Merger Agreement (the "MCS Approval Matters"), (b) in favor of any matter that could reasonably be expected to facilitate the MCS Approval Matters and (c) in such manner as NetIQ may direct with respect to all other proposals submitted to the stockholders of NetIQ which, directly or indirectly, in any way relates to the MCS Approval Matters.

     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned is executing this Proxy only in its capacity as a stockholder. Such signature in no way affects its obligations as an officer or director of MCS.

     This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.


Dated:___________________, 2000


                         Signature of Stockholder:________________________

                         Print Name of Stockholder:_______________________

                         Shares beneficially owned:

                                ________ shares of MCS Common Stock

                                ________ shares of MCS Common Stock issuable
                                         upon exercise of outstanding options
                                         or warrants


                     [Signature Page to Irrevocable Proxy]